Exhibit 10.13

PNC BANK, NATIONAL ASSOCIATION

Investor Deposit Escrow Agreement

This Investor Deposit Escrow Agreement (this “Agreement”), dated as of ________ __, 2017, is by and between Shuttle Pharmaceuticals, Inc., a Maryland corporation, having its principal place of business at 1 Research Court, Suite 450, Rockville, Maryland 20850 (the “Company”) and PNC Bank, National Association, a national banking association with its principal place of business at _________________________________________ (the "Escrow Agent"). The Company and the Escrow Agent are sometimes referred to herein individually, as a “Party” and collectively, as the “Parties.”

RECITALS

WHEREAS, the Company, pursuant to a Registration Statement on Form S-1 (File No. 333-215027), filed under the Securities Act of 1933, as amended (the “Securities Act”) is offering, on a self-underwritten, “best efforts, minimum-maximum” basis. a minimum of 1,250,000 shares (“Shares”) of its common stock (the “Minimum Offering”) and a maximum of 4,500,000 Shares (the “Maximum Offering,” and together with the Minimum Offering,, the “Offering”), at an offering price of $8.00 per Share (the “Offering Price”); and

WHEREAS, in compliance with the requirements of the Securities Act and the rules and regulations thereunder, Company wishes to create a segregated escrow account with the Escrow Agent on behalf of the Company and for the benefit of each person or entity that wishes to invest in the Offering (each an “Investor” and collectively, “Investors”) to deposit their Offering Price until the Company receives subscriptions for the Minimum Offering and the subscriptions for the Minimum Offering are closed upon (“Closing”); and

WHEREAS, each Investor will deliver an amount equal to his, her or its Offering Price to be held in a non-interest bearing escrow account established hereby (the “Escrow Account”) until the Escrow Agent has received an aggregate of $10,000,000 in funds from Investors in subscriptions for the Offering and the Escrow Agent receives notice from the Company of Closing (the “Escrow Period”), unless earlier released in accordance with the terms hereof; and

WHEREAS, the Parties desire to set forth their understandings with regard to the Escrow Account.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and agreements of the Parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.          Recitals.          The above recitals are true and correct and are incorporated herein by reference.

2.          Appointment of Escrow Agent.         The Company hereby appoints the Escrow Agent as the agent to hold in escrow, and to administer the disposition of, the Escrow Fund (as defined below) in accordance with the terms of this Agreement, and the Escrow Agent accepts such appointment. The names and true signatures of each individual authorized to act singly on behalf of the Company under this Agreement (the “Authorized Persons”) are stated in Schedule A to this Agreement, as the same may be amended or supplemented from time to time by the Company.

3.          Establishment of Escrow.         Following execution and delivery of this Agreement by the Company and the Escrow Agent, the Company shall, from time to time, deposit or cause to be deposited with the Escrow Agent, the Offering Price paid by each Investor, and the Escrow Agent shall promptly upon request acknowledge to the Company the receipt of any funds so deposited. The Offering Price and all additional amounts now or hereafter deposited with the Escrow Agent shall be referred to as the “Escrow Fund.”

4.          Customer Identification and TIN Certification.         To help the government fight the funding of terrorism and money laundering activities, Federal laws require all financial institutions to obtain, verify and record information that identifies each individual or entity that opens an account. Therefore, the Escrow Agent must obtain the name, address, taxpayer or other government identification number, and other information, such as date of birth for individuals, for each individual and business entity that is a Party to this Agreement. Accordingly, prior to the execution of this Agreement, the Company shall provide to the Escrow Agent a completed IRS Form W-9, and every individual executing this Agreement on behalf of the Company shall provide to the Escrow Agent a copy of a driver’s license, passport or other form of photo identification acceptable to the Escrow Agent. The Company agrees to provide to the Escrow Agent such organizational documents and documents establishing the authority of any individual acting in a representative capacity as the Escrow Agent may require in order to comply with its established practices, procedures and policies.

5.          Deposit of the Escrow Fund.         The Escrow Agent shall deposit the Escrow Fund in the Escrow Account, which shall be a non-interest bearing deposit account at the Escrow Agent. The Escrow Agent is authorized and directed to assign the tax identification number certified by the Company to the Escrow Account. In no instance shall the Escrow Agent have any obligation to provide investment advice of any kind. The Escrow Agent shall not be liable or responsible for any loss resulting from any deposits made pursuant to this Section 5, other than as a result of the gross negligence or willful misconduct of the Escrow Agent as set forth herein.

6.          Release of the Escrow Fund.

(a)          If the Offering is terminated at any time prior to Closing of the Minimum Offering, then the Escrow Agent shall, upon written notification from the Company to the Escrow Agent, promptly release the Escrow Funds to individual Investors in accordance with wire transfer instructions set forth in such written notification or if wire transfer instructions are not included in such written notification, by check to the delivery addresses set forth in such written notification.

(b)          If the Company decides not to accept an Investor after the Investor has made a deposit of his, her or its Offering Price with the Escrow Agent, the Company shall provide a written notification of such to the Escrow Agent, which then shall promptly return the Investor’s deposit of the Offering Price to the Investor by the wire transfer instructions set forth in the written notification or if wire transfer instructions are not set forth in the written notification, by check to the delivery addresses set forth in such written notification.

(c)          Whenever the Company determines to hold Closing of the Offering (at any time after the Company receives subscriptions for at least the Minimum Offering and the proceeds thereof are deposited in the Escrow Account hereunder), the Company shall provide the Escrow Agent with a written notification thereof, which notification shall specify the Investors whose subscriptions are being closed upon, the amount to be released from the Escrow Fund and the identity of persons to whom such amounts are to be released from the Escrow Fund and wire transfer instructions (if payment is to be made by wire transfer) or delivery addresses (if payment is to be made by check), for each payee. Upon receipt, the Escrow Agent shall promptly release monies from the Escrow Fund in accordance with the instructions set forth in the written notification.

(d)          Notwithstanding anything to the contrary in this Agreement, if any amount to be released at any time or under any circumstances exceeds the balance the Escrow Fund, the Escrow Agent shall release the balance in the Escrow Fund and shall have no liability or responsibility to the Company for any deficiency.

7.          Methods of Payment.         All payments required to be made by the Escrow Agent under this Agreement shall be made by wire transfer or by check, as set forth in the written notifications furnished by the Company to the Escrow Agent hereunder. Any wire transfers shall be made subject to, and in accordance with, the Escrow Agent’s normal funds transfer procedures in effect from time to time. The Escrow Agent shall be entitled to rely upon all bank and account information provided to the Escrow Agent by the Company. The Escrow Agent shall have no duty to verify or otherwise confirm any written wire transfer instructions but it may do so in its discretion on any occasion without incurring any liability to the Company or any Investor for failing to do so on any other occasion. The Escrow Agent shall process all wire transfers based on bank identification and account numbers rather than the names of the intended recipient of the funds, even if such numbers pertain to a recipient other than the recipient identified in the payment instructions. The Escrow Agent shall have no duty to detect any such inconsistencies and shall resolve any such inconsistencies by using the account number.

8.          Responsibilities and Liability of Escrow Agent.

(a)          Duties Limited.         The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement. The Escrow Agent's duties shall be determined only with reference to this Agreement and applicable laws and it shall have no implied duties. The Escrow Agent shall not be bound by, deemed to have knowledge of, or have any obligation to make inquiry into or consider, any term or provision of any agreement between the Company, the Investors and/or any other third party or as to which the escrow relationship created by this Agreement relates, including without limitation any documents referenced in this Agreement.

(b)          Limitations on Liability of Escrow Agent.         Except in cases of the Escrow Agent's bad faith, willful misconduct or gross negligence, the Escrow Agent shall be fully protected (i) in acting in reliance upon any certificate, statement, request, notice, advice, instruction, direction, other agreement or instrument or signature reasonably and in good faith believed by the Escrow Agent to be genuine; (ii) in assuming that any person purporting to give the Escrow Agent any of the foregoing in connection with either this Agreement or the Escrow Agent's duties, has been duly authorized to do so; and (iii) in acting or failing to act in good faith on the advice of any counsel retained by the Escrow Agent. The Escrow Agent shall not be liable for any mistake of fact or law or any error of judgment, or for any act or omission, except as a result of its bad faith, willful misconduct or gross negligence. The Escrow Agent shall not be responsible for any loss incurred upon any action taken under circumstances not constituting bad faith, willful misconduct or gross negligence.

In connection with any payments that the Escrow Agent is instructed to make by wire transfer, the Escrow Agent shall not be liable for the acts or omissions of (x) the Company or other person providing such instructions, including without limitation errors as to the amount, bank information or bank account number; or (y) any other person or entity, including without limitation any Federal Reserve Bank, any transmission or communications facility, any funds transfer system, any receiver or receiving depository financial institution, and no such person or entity shall be deemed to be an agent of the Escrow Agent.

Without limiting the generality of the foregoing, it is agreed that in no event will the Escrow Agent be liable for any lost profits or other indirect, special, incidental or consequential damages which the Company and/or the Investors may incur or experience by reason of having entered into or relied on this Agreement or arising out of or in connection with the Escrow Agent's services, even if the Escrow Agent was advised or otherwise made aware of the possibility of such damages; nor shall the Escrow Agent be liable for acts of God, acts of war, breakdowns or malfunctions of machines or computers, interruptions or malfunctions of communications or power supplies, labor difficulties, actions of public authorities, or any other similar cause or catastrophe beyond the Escrow Agent's reasonable control.

In the event that the Escrow Agent shall be uncertain as to its duties or rights under this Agreement, or shall receive any certificate, statement, request, notice, advice, instruction, direction or other agreement or instrument from any other party with respect to the Escrow Funds which, in the Escrow Agent's reasonable and good faith opinion, is in conflict with any of the provisions of this Agreement, or shall be advised that a dispute has arisen with respect to the Escrow Fund or any part thereof, the Escrow Agent shall be entitled, without liability to any person, to refrain from taking any action other than to keep safely the Escrow Fund until the Escrow Agent shall be directed otherwise in accordance with an order of a court with jurisdiction over the Escrow Agent. The Escrow Agent shall be under no duty to institute or defend any legal proceedings, although the Escrow Agent may, in its discretion and at the expense of the Company as provided in Subsections 8(c) or (d) immediately below, institute or defend such proceedings.

(c)          Indemnification of Escrow Agent.         The Company agrees to indemnify the Escrow Agent for, and to hold it harmless against, any and all claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and expenses (including reasonable legal fees and expenses of attorneys chosen by the Escrow Agent) as and when incurred, arising out of or based upon any act, omission, alleged act or alleged omission by the Escrow Agent or any other cause, in any case in connection with the acceptance of, or performance or non-performance by the Escrow Agent of, any of the Escrow Agent's duties under this Agreement, except as a result of the Escrow Agent's bad faith, willful misconduct or gross negligence.

(d)          Authority to Interplead.         The Company hereby authorizes the Escrow Agent, if the Escrow Agent is threatened with litigation or is sued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrow Fund with the clerk of that court. In the event of any dispute, the Escrow Agent shall be entitled to petition a court of competent jurisdiction and shall perform any acts ordered by such court.

9.          Termination.         This Agreement and all the obligations of the Escrow Agent shall terminate upon the earliest to occur of the release of the entire Escrow Fund by the Escrow Agent in accordance with this Agreement or the deposit of the Escrow Fund by the Escrow Agent in accordance with Subsection 8(d) hereof.

10.         Removal of Escrow Agent       The Company, by written notification, shall have the right to terminate the appointment of the Escrow Agent, specifying the date upon which such termination shall take effect. Thereafter, the Escrow Agent shall have no further obligation to the Company and/or any Investor except to hold the Escrow Fund as depository and not otherwise. The Company agrees that it will appoint a banking corporation, trust company or attorney as successor escrow agent. Escrow Agent shall refrain from taking any action until it shall receive written notification from the Company designating the successor escrow agent. Escrow Agent shall deliver all of the Escrow Fund to such successor escrow agent in accordance with such notification and upon receipt of the Escrow Fund, the successor escrow agent shall be bound by all of the provisions of this Agreement.

11.         Resignation of Escrow Agent.         The Escrow Agent may resign and be discharged from its duties and obligations hereunder at any time by giving no less than ten (10) days' prior written notice of such resignation to the Company, specifying the date when such resignation will take effect. Thereafter, the Escrow Agent shall have no further obligation to the Company and/or any Investor except to hold the Escrow Fund as depository and not otherwise. In the event of such resignation, the Company agrees that the Company will appoint a banking corporation, trust company, or attorney as successor escrow agent within ten (10) days of notice of such resignation. The Escrow Agent shall refrain from taking any action until it shall receive joint written notification from the Company designating the successor escrow agent. The Escrow Agent shall deliver all of the Escrow Fund to such successor escrow agent in accordance with such notification and upon receipt of the Escrow Fund, the successor escrow agent shall be bound by all of the provisions of this Agreement.

12.         Accounting.         On a monthly basis, the Escrow Agent shall render a written statement setting forth the balance of the Escrow Fund, which statements shall be delivered to the Company at the address of such parties set forth in Section 15.

13.         Survival.         Notwithstanding anything in this Agreement to the contrary, the provisions of Section 8 shall survive any resignation or removal of the Escrow Agent, and any termination of this Agreement.

14.         Escrow Agent Fees, Costs, and Expenses.         In consideration of the services provided by the Escrow Agent in the performance of its duties hereunder, the Escrow Agent shall charge a onetime administrative fee of $_________ payable in advance upon execution of this Agreement, and shall be entitled to be reimbursed for its customary fees and charges for any wire transfers or other depository services rendered in connection with the Escrow Fund and any delivery charges or other out of pocket expenses incurred in connection the Escrow Fund. The Company acknowledges its obligation to pay any fees, expenses and other amounts owed to the Escrow Agent pursuant to this Agreement. The Escrow Agent shall send invoices for fees, expenses and other amounts owed to the Escrow Agent under this Agreement to the Company’s address set forth in Section 15. The Escrow Agent shall not be entitled to pay itself for any fees, expenses or other amounts owed to the Escrow Agent out of the amounts held in the Escrow Fund. The Company agrees that the Escrow Agent shall be entitled to withhold any distribution otherwise required to be made from the Escrow Fund if any fees, expenses or other amounts owed to the Escrow Agent under this Agreement remain unpaid on the date such distribution would otherwise be made.

15.         Notices.         All notices under this Agreement shall be transmitted to the respective parties, shall be in writing and shall be considered to have been duly given or served when personally delivered to any individual party, or on the first (1st) business day after the date of deposit with an overnight courier for next day delivery, postage paid, or on the third (3rd) business day after deposit in the United States mail, certified, return receipt requested, postage prepaid, or on the date of telecopy, fax or similar transmission during normal business hours, as evidenced by mechanical confirmation of such telecopy, fax or similar transmission, addressed in all cases to the party at his or its address set forth below, or to such other address as such party may designate, provided that notices will be deemed to have given to the Escrow Agent on the actual date received:

If to the Company:	Shuttle Pharmaceuticals, Inc.
1 Research Court, Suite 450
Rockville, Maryland 20850
Attention: __________________
Phone: (240) 403-4212
Fax: ______________
Email: _____________

If to the Escrow Agent:	PNC Bank, National Association, Escrow Agent

Attention:
Phone:
Fax:
Email:

Any notice, except notice by the Escrow Agent, may be given on behalf of any party by its counsel or other authorized representative. In all cases the Escrow Agent shall be entitled to rely on a copy or a fax or .pdf transmission of any document with the same legal effect as if it were the original of such document.

16.         Modifications; Waiver.         This Agreement may not be altered or modified without the express prior written consent of all of the parties to this Agreement. No course of conduct shall constitute a waiver of any terms or conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion.

17.         Further Assurances.         If at any time the Escrow Agent shall determine or be advised that any further agreements, assurances or other documents are reasonably necessary or desirable to carry out the provisions of this Agreement and the transactions contemplated by this Agreement, the Company shall execute and deliver any and all such agreements or other documents, and do all things reasonably necessary or appropriate to carry out fully the provisions of this Agreement.

18.         Assignment.         This Agreement shall inure to the benefit of and be binding upon the successors, heirs, personal representatives, and permitted assigns of the parties. This Agreement is freely assignable by the Company provided, however, that no assignment by the Company, or it successors or assigns, shall be effective unless prior written notice of such assignment is given to the Escrow Agent. This Agreement may not be assigned by the Escrow Agent, except that upon prior written notification to the Company, the Escrow Agent may assign this Agreement to an affiliated or successor bank or other qualified bank entity.

19.         Section Headings.         The section headings contained in this Agreement are inserted for purposes of convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

20.         Governing Law.          This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of ___________________, without regard to principles of conflicts of law.

21.         Counterparts and Facsimile Execution.         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Escrow Agreement and of signature pages by facsimile, .pdf or other electronic transmission shall constitute effective execution and delivery of this Escrow Agreement as to the parties and may be used in lieu of the original Escrow Agreement for all purposes (and such signatures of the parties transmitted by facsimile, .pdf or other electronic transmission shall be deemed to be their original signatures for all purposes).

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

THE COMPANY:

SHUTTLE PHARMACEUTICALS, INC.

By:
Anatoly Dritschillo, M.D.

THE ESCROW AGENT:

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

SCHEDULE A

Authorized Persons

Name	Title	Signature